UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2012

ENER1, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-34050	59-2479377
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, Suite 40

New York, NY 10036

(Address of Principal Executive Offices) (Zip Code)

(212) 920-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement.

Ener1, Inc. (the “Company”), as borrower, Bzinfin S.A., as agent, certain investment funds managed by Goldman Sachs Asset Management, L.P. and Bzinfin S.A., as lenders (collectively with the Company and Bzinfin S.A., as agent, the “Parties”), entered into a Letter Amendment (the “Fourth Amendment”), dated January 19, 2012, and effective as of January 20, 2012, amending the terms of the $4,500,000 Loan Agreement (the “Loan Agreement”), dated as of November 16, 2011, and described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 22 , 2011 (the “11/22/11 Form 8-K”), as amended by a Letter Amendment, dated December 23, 2011, and Amendment No. 2 to Loan Agreement, dated as of December 30, 2011, and a Letter Amendment, dated January 6, 2012. Pursuant to the Fourth Amendment, the Parties extended the maturity date of the Loan Agreement from January 20, 2012 to January 27, 2012. The relationships between the Company and the other parties to the Loan Agreement are described in the 11/22/11 Form 8-K.

The above description of the Fourth Amendment is not complete and is qualified in its entirety by the full text of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
10.1*	Letter Amendment, dated January 19, 2012, and effective as of January 20, 2012, by and among Ener1, Inc. and Bzinfin S.A., Liberty Harbor Special Investments, LLC and Goldman Sachs Palmetto State Credit Fund, L.P.

 * Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2011	Ener1, Inc.

	By:	/s/ Nicholas Brunero
	Name:	Nicholas Brunero
	Title:	Interim President and General Counsel

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